CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on
Form N-1A of our report dated February 18, 2009, relating to the financial statements and financial highlights which appears in the December 31, 2008 Annual Report to
Shareholders of Sentinel Variable Products Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and “General Information" in such Registration
Statement.

/s/ PricewaterhouseCoopers LLP New York, New York April 29, 2009